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                                                    Exhibit 23.01


                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of Ceridian Corporation:


     We consent to incorporation by reference in Registration Statements Nos. 33-49601, 33-61551, 33-34035, 2-97570, 2-67753,
33-56833, 33-15920, 2-81865, 2-93345, 33-26839, 33-54379, 33-
56325, 33-61001, 33-62319, 33-64913, 333-01793, 333-01887 and
333-03661 on Forms S-8 of Ceridian Corporation and in Registration Statement No. 33-56351 on Form S-4 of Ceridian Corporation of our reports dated January 23, 1997, except as to Note N - Age Discrimination Litigation, which is as of March 5, 1997. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and are included or incorporated by reference in the 1996 Annual Report on Form 10-K of Ceridian Corporation.



                                   /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 21, 1997